EXHIBIT 99.1

IMCLONE SYSTEMS AND BRISTOL-MYERS SQUIBB ANNOUNCE AMENDED
TIMELINE FOR ERBITUX SUPPLEMENTAL BIOLOGICS LICENSE APPLICATION
FILING IN HEAD AND NECK CANCER

New York, NY, April 12, 2005 – ImClone Systems Incorporated (NASDAQ: IMCL) and Bristol-Myers Squibb Company (NYSE: BMY) announced today that they intend to file a supplemental Biologics License Application (sBLA) to seek approval of Erbitux® (Cetuximab) for use as a single agent and in combination with radiation in Squamous Cell Carcinoma of the Head and Neck (SCCHN) with the U.S. Food and Drug Administration (FDA) before the end of the year. The Companies had previously announced they intended to submit an sBLA in the second quarter of 2005.

The Companies are taking additional time to submit the filing to strengthen the process by which the primary endpoint of Study IMC-9815 (locoregional disease control in the head and neck region) is evaluated by the independent reviewers. The review of the secondary endpoint of the study, survival, and the data from the second pivotal study, EMR-016, are not subject to this independent review process. The Companies remain confident that the filing will be completed with all the data originally expected to be submitted. The process for completing the independent review was submitted to and reviewed by the FDA.

Conference Call
ImClone Systems will host a conference call with the financial community to discuss the revised regulatory timeline today, April 12, 2005 at 5:30 PM Eastern Daylight Time. The conference call will be webcast live and may be accessed by visiting ImClone Systems' website at www.imclone.com. A replay of the audio webcast will be available under "Presentations" in the "Investor Relations" section of the Company's website starting shortly after the call on April 12, 2005.

Those parties interested in participating via telephone may join by dialing (888) 694-4641, or (973) 935-8512 for calls outside of Canada and the United States. A telephone replay of the conference call will be available shortly after the call until April 19, 2005 at midnight Eastern Time. To access the telephone replay, dial (877) 519-4471 domestically, or (973) 341-3080 for calls outside of Canada and the United States, and enter passcode number 5952766.

About Erbitux (Cetuximab)

On February 12, 2004, the FDA approved Erbitux for use in the United States in combination with irinotecan in the treatment of patients with EGFR-expressing, metastatic colorectal cancer who are refractory to irinotecan-based chemotherapy and for use as a single agent in the treatment of patients with EGFR-expressing, metastatic colorectal cancer who are intolerant to irinotecan-based chemotherapy. The effectiveness of Erbitux is based on objective response rates. Currently, no data are available that demonstrate an improvement in disease-related symptoms or increased survival with Erbitux.

Important Safety Information

Severe infusion reactions, rarely fatal and characterized by rapid onset of airway obstruction (bronchospasm, stridor, hoarseness), urticaria, and hypotension, have occurred in approximately 3% (20/774) of patients with the administration of Erbitux. Most reactions (90%) are associated with the first infusion of Erbitux despite the use of prophylactic antihistamines. Caution must be exercised with every Erbitux infusion as there were patients who experienced their first severe infusion reaction during later infusions.

Severe cases of interstitial lung disease (ILD), which was fatal in one case, occurred in less than 0.5% of 774 patients receiving Erbitux.

Dermatologic toxicities, including acneform rash (11% of 774 patients, grade 3/4), skin drying and fissuring, inflammatory or infectious sequelae (e.g. blepharitis, cheilitis, cellulitis, cyst) and paronychial inflammation (0.4% of 774 patients, grade 3) were reported. Sun exposure may exacerbate any skin reactions.

Other serious adverse events associated with Erbitux in clinical trials (N=774) were fever (5%), sepsis (3%), kidney failure (2%), pulmonary embolus (1%), dehydration (5% in patients receiving Erbitux plus irinotecan, 2% receiving Erbitux as a single agent) and diarrhea (6% in patients receiving Erbitux plus irinotecan, 0.2% with Erbitux as a single agent).

Additional common adverse events seen in patients receiving Erbitux plus irinotecan (n=354) or Erbitux as a single agent (n=420) were acneform rash (88%/90%), asthenia/malaise (73%/48%), diarrhea (72%/25%), nausea (55%/29%), abdominal pain (45%/26%), vomiting (41%/25%), fever (34%/27%), constipation (30%/26%) and headache (14%/26%).

Full prescribing information, including boxed WARNING regarding infusion reactions, is available upon request or by visiting www.Erbitux.com.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company's three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines. ImClone Systems' strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems' headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the

Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding product development. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Specifically, there can be no guarantee that the sBLA referenced in this release will be submitted for filing with the FDA. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2004 and in our Quarterly Reports on Form 10-Q. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

MEDIA AND INVESTOR CONTACTS:

Andrea Rabney	Tracy Furey
Corporate Communications	Corporate Affairs
ImClone Systems Incorporated	Bristol-Myers Squibb
Tel: (646) 638-5058	Tel: (609) 252-3208
Andrea.Rabney@imclone.com	Tracy.Furey@bms.com
or
David Pitts	Kathy Baum
Corporate Communications	Corporate Affairs
ImClone Systems Incorporated	Bristol-Myers Squibb
Tel: (646) 638-5058	Tel: (609) 252-4227
David.Pitts@imclone.com	Kathy.Baum@bms.com
or
Stefania Bethlen	John Elicker
Corporate Communications/IR	Investor Relations
ImClone Systems Incorporated	Bristol-Myers Squibb
Tel: (646) 638-5058	Tel: (212) 546-3775
Stefania.Bethlen@imclone.com	john.elicker@bms.com

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